                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      DUFF & PHELPS UTILITIES INCOME INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                           DUFF & PHELPS
                           UTILITIES INCOME INC.
[LOGO]

         55 EAST MONROE STREET, CHICAGO, ILLINOIS 60603 (312) 368-5510

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  APRIL 24, 2001

   The annual meeting of shareholders of Duff & Phelps Utilities Income Inc. will be held at the Registry Resort, 475 Seagate Drive, Naples, Florida, on Tuesday, April 24, 2001 at 9:00 a.m. to:

  1. Elect two directors by the holders of the Fund's common stock and one director by the holders of the Fund's preferred stock;

  2. Ratify or reject the selection of Arthur Andersen LLP as independent public accountants for the Fund; and

  3. Transact such other business as may properly come before the meeting.

   Shareholders of record at the close of business on March 1, 2001 are entitled to vote at the meeting.

                                          For the Board of Directors,

                                          /s/ T. BROOKS BEITTEL
                                          T. Brooks Beittel
                                          Secretary

March 1, 2001

                     WE NEED YOUR PROXY VOTE IMMEDIATELY.

   YOUR VOTE IS VITAL. THE MEETING OF SHAREHOLDERS WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF FEWER THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE ARE REPRESENTED. IN THAT EVENT, THE FUND WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO OBTAIN A QUORUM. TO AVOID THE EXPENSE OF AND THE POSSIBLE DELAY CREATED BY SUCH A SOLICITATION, PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

                                PROXY STATEMENT

   The board of directors of Duff & Phelps Utilities Income Inc. (the "Fund") is soliciting proxies from the shareholders for use at the annual meeting of shareholders to be held April 24, 2001 and at any adjournment of that meeting. A proxy may be revoked at any time before it is voted, either by voting in person at the meeting or by written notice to the Fund or delivery of a later-dated proxy.

   Shareholders of the Fund of record at the close of business on March 1, 2001 are entitled to notice of and to participate in the meeting. The Fund had 211,407,743 shares of common stock and 5,000 shares of remarketed preferred stock outstanding on the record date. Each share of common stock outstanding on the record date entitles the holder thereof to one vote for each director being elected by the common stock (with no cumulative voting permitted) and to one vote on each other matter. Each share of preferred stock outstanding on the record date entitles the holder thereof to one vote for each director being elected by the preferred stock (with no cumulative voting permitted) and to one vote on each matter submitted for a vote of holders of preferred stock. A plurality of votes cast at the meeting by the common stock as to the directors representing the common stock is necessary to elect such directors. A plurality of votes cast at the meeting by the preferred stock as to the director representing the preferred stock is necessary to elect such director. On most other matters, the affirmative vote of a majority of either (a) all of the shares outstanding and entitled to be voted thereon or (b) just the shares voted at the meeting, with the common stock and the preferred stock voting together as a single class, is necessary for approval. An affirmative vote by either a majority or two-thirds of the remarketed preferred stock (voting separately as one class) or by a series thereof is also necessary to approve certain matters adversely affecting the remarketed preferred stock or the series. Abstentions are counted for purposes of determining whether a quorum is present at the meeting but not for purposes of determining the number of votes cast with respect to any voting matter. However, abstentions have the effect of a no vote if the vote required is a majority of all the shares outstanding and entitled to be voted. Any broker non-votes on a particular matter are treated as abstentions with respect to that matter.

   This proxy statement is first being mailed on or about March 1, 2001. The Fund will bear the cost of the annual meeting and this proxy solicitation.

                           1. ELECTION OF DIRECTORS

   The board of directors of the Fund is responsible for the overall management and operations of the Fund. Directors are divided into three classes and elected to serve staggered three-year terms. At the meeting, holders of common stock are entitled to elect two directors and holders of preferred stock are entitled to elect one director, in each case to serve until the annual meeting of shareholders in 2003 or until their successors are elected and qualified. The persons named in the enclosed proxy intend to vote in favor of the election of the persons named below (unless otherwise instructed).

   Each of the nominees has consented to serve as a director of the Fund, if elected. In case any of the nominees should become unavailable for election for any unforeseen reason, the persons designated in the proxy will have the right to vote for a substitute. The name, positions with the Fund, principal occupations during the past five years, other business affiliations, age at February 1, 2001 and address of each of the nominees and of each of the other continuing directors are stated below. Messrs. Cole, Davidson and Bruce have been directors of the Fund since January 1989. Ms. Lampton and Mr. Vitale have been directors of the Fund since October 1994 and April 2000, respectively. Each of the other current directors has been a director of the Fund since the Fund commenced operations in January 1987. Beryl W. Sprinkel, who has served as a director of the Fund since April 1995, will retire from that position when his term of office ends at the annual meeting of shareholders on April 24, 2001.

Nominees
   With Terms Expiring in 2001:

      Franklin A. Cole, Director (2)(5)

      Chairman, Croesus Corporation (private management and investment company); former Chairman and Chief Executive Officer, Amerifin Corporation (formerly named Walter E. Heller International
      Corporation); Director, Aon Corporation and CNA Income Shares, Inc.; age 74; 54 West Hubbard Street, Chicago, Illinois 60610.

      Robert J. Genetski (6)

      Senior Managing Director, Chicago Capital, Inc. (financial services firm) since 1995; President, Robert Genetski & Associates, Inc. (economic and financial consulting firm) since 1991; former Senior Vice President and Chief Economist, Harris Trust & Savings Bank; author of several books; regular contributor to the Nikkei Financial Daily; age 58; 195 North Harbor Drive, Chicago, Illinois 60601.

      Francis E. Jeffries, Director (1)(2)(4)

      Retired Chairman, Phoenix Investment Partners, Ltd. since December 1996 (Chairman, November 1995-May 1997); Chairman and Chief Executive Officer, Duff & Phelps Corporation, June 1993-November 1995 (President and Chief Executive Officer, January 1992-June
      1993); President and Chief Executive Officer, Duff & Phelps Illinois Inc. since 1987 (President and Chief Operating Officer, 1984-1987) and Chairman of the Board, Duff & Phelps Investment Management Co. (1988-1993); Director, The Empire District Electric Company, Duff & Phelps Utilities Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust Inc.; Director/Trustee, Phoenix Funds; age 70; 8477 Bay Colony Drive, Naples, Florida 34108.

Continuing Directors
   With Terms Expiring in 2002:

      Wallace B. Behnke, Director (3)

      Consulting engineer since July 1989; prior thereto, Vice Chairman, Commonwealth Edison Company (public utility); age 75;
      323 Glen Eagle, Kiawah Island, South Carolina 29455.

      Gordon B. Davidson, Director (4)

      Of Counsel, Wyatt, Tarrant & Combs (law firm) since September 1995 (Chairman of the Executive Committee prior thereto); retired Director, BellSouth Corp.; former Chairman of the Board and Director, Trans Financial Advisers, Inc.; age 74; Citizens Plaza, Louisville, Kentucky 40202.

      Claire V. Hansen, Chairman and Director (1)(2)(4)

      Senior Advisor to the Board of Directors, Phoenix Investment Partners, Ltd. since November 1995; President and Chief Executive Officer, Duff & Phelps Utilities Income Inc. January 2000-February 2001; Senior Advisor to the Board of Directors, Duff & Phelps Corporation, 1988-November 1995 (Chairman of the Board, 1987-1988; Chairman of the Board and Chief Executive Officer prior thereto); Chairman of the Board, Duff Research Inc. and Duff & Phelps Investment Management Co., 1985-1987; age 75; 55 East Monroe Street, Chicago, Illinois 60603.

   With Terms Expiring in 2004:

      Harry J. Bruce, Director (3)

      Private investor; former Chairman and Chief Executive Officer, Illinois Central Railroad Co.; age 69; 1630 Sheridan Road, Wilmette, Illinois 60091.

      Nancy Lampton, Director (4)(5)(6)

      Chairman and Chief Executive Officer, Hardscuffle Inc. (insurance holding company) and Chairman and Chief Executive Officer, American Life and Accident Insurance Company of Kentucky; Director,
      Constellation Energy Group, Inc.; age 58; 3 Riverfront Plaza, Louisville, Kentucky 40202.

      David J. Vitale, Director (3)(5)

      President and Chief Executive Officer, Board of Trade of the City of Chicago, Inc. since March 2001; Retired bank executive 1999-2001;
      Vice Chairman and Director, Bank One Corporation, 1998-1999; Vice Chairman and Director, First Chicago NBD Corporation, and President,
      The First National Bank of Chicago, 1995-1998; Vice Chairman, First Chicago Corporation and The First National Bank of Chicago, 1993-
      1998 (Director, 1992-1998; Executive Vice President, 1986-1993); Director, CNA Income Shares, Inc., Ariel Capital Management, Inc.,
      Ark Investment Management, Wheels Inc.; age 54; 141 West Jackson Boulevard, Chicago, Illinois 60604.
--------
(1) "Interested person" of the Fund (as defined in the Investment Company Act of 1940 (the "1940 Act")) as an officer of the Fund or as a current or former officer or director of the Fund's investment adviser.
(2) Member of the executive committee of the board of directors, which has authority, with certain exceptions, to exercise the powers of the board between board meetings.
(3) Member of the audit committee of the board of directors, which makes recommendations regarding the selection of the Fund's independent public accountants and meets with representatives of the accountants to determine the scope of and review the results of each audit.
(4) Member of the nominating committee of the board of directors, which selects nominees for election as directors and officers. The nominating committee does not consider nominees recommended by shareholders.
(5) Member of the contracts committee of the board of directors, which makes recommendations regarding the Fund's contractual arrangements for investment management and administrative services, including the terms and conditions of such contracts.
(6) Elected by the holders of the Fund's preferred stock.

   During 2000, the board of directors held six meetings, the audit committee met twice, the nominating committee met four times and the contracts committee met twice. Each director attended at least 75% in the aggregate of the meetings of the board and of the committees on which he or she served.

   The following table shows the compensation paid by the Fund to the Fund's continuing directors during 2000:

                           COMPENSATION TABLE(1)(2)

                                                                     Aggregate
                                                                   Compensation
      Name of Director                                             from the Fund
      ----------------                                             -------------
      Wallace B. Behnke...........................................    $31,000
      Harry J. Bruce..............................................     28,000
      Franklin A. Cole............................................     32,000
      Gordon B. Davidson..........................................     36,000
      Claire V. Hansen............................................          0
      Francis E. Jeffries(2)......................................     29,500
      Nancy Lampton...............................................     31,000
      David J. Vitale.............................................     23,625

--------
(1) Each director not affiliated with the Adviser receives an annual fee of $22,500 (and an additional $3,000 if the director served as chairman of a committee of the board of directors) plus an attendance fee of $1,500 for each meeting of the board of directors and $1,000 for each meeting of a committee of the board of directors attended in person or by telephone. Directors and officers affiliated with the Adviser receive no compensation from the Fund for their services as such. In addition to the amounts shown in the table above, all directors and officers who are not interested persons of the Fund, the Adviser or the Administrator are reimbursed for the expenses incurred by them in connection with their attendance at a meeting of the board of directors or a committee of the board of directors. The Fund does not have a pension or retirement plan applicable to directors or officers of the Fund.
(2) During 2000, Mr. Jeffries received aggregate compensation of $76,500 for service as a director of the Fund and as a director of two other investment companies in the same fund complex as the Fund. No other director received compensation for service as a director of any other investment company in the same fund complex as the Fund.

                2. SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

   The board of directors has selected Arthur Andersen LLP as independent public accountants for the Fund until the annual meeting of shareholders held in 2002. Arthur Andersen LLP has served as independent public accountants for the Fund since the Fund commenced operations. The selection is being submitted for ratification or rejection by the shareholders as required by the 1940 Act. A representative of Arthur Andersen LLP is expected to be present at the meeting of shareholders and will be available to respond to appropriate questions and have an opportunity to make a statement if the representative so desires. Ratification or rejection of the selection of independent public accountants will be determined by a majority of the votes cast.

   Audit Fees. Arthur Andersen LLP billed aggregate fees of $48,700 for professional services rendered for (i) the audit of the Fund's 2000 financial statements and (ii) the review of the financial statements included in the Fund's semi-annual report for the six months ended June 30, 2000.

   Financial Information Systems Design and Implementation Fees. No fees were billed by Arthur Andersen LLP for professional services rendered during 2000 in connection with financial information systems design and implementation.

   All Other Fees. The aggregate of all other fees billed by Arthur Andersen LLP for professional services rendered during 2000 was $30,550. Those services included quarterly reporting relating to the Fund's preferred stock and commercial paper, review of 1940 Act filings, preparation of income tax returns and other tax consultation services.

   All audit and non-audit services provided by Arthur Andersen LLP are approved by the Fund's audit committee, which considers whether the provision of non-audit services is compatible with maintaining the independence of Arthur Andersen LLP.

   The board of directors unanimously recommends a vote "FOR" ratification of the selection of Arthur Andersen LLP.

                                OTHER BUSINESS

   Management is not aware of any other matters that will come before the meeting. If any other business should come before the meeting, however, your proxy, if signed and returned, will give discretionary authority to the persons designated in it to vote according to their best judgment.

                               OTHER INFORMATION

   The Adviser and Phoenix Investment Partners. Duff & Phelps Investment Management Co. serves as the Fund's investment adviser (the "Adviser") under an investment advisory agreement (the "Advisory Agreement") dated May 1, 1998. The Adviser is a wholly-owned subsidiary of Phoenix Investment Partners, Ltd. ("Phoenix Investment Partners"), which is an indirect, wholly-owned subsidiary of Phoenix Home Life Mutual Insurance Company. Prior to May 11, 1998, Phoenix Investment Partners was known as Phoenix Duff & Phelps Corporation. The address of the Adviser is 55 East Monroe Street, Chicago, Illinois 60603.

   The Adviser (together with its predecessor) has been in the investment advisory business for more than 60 years and, excluding the Fund, currently has more than $7.9 billion in client accounts under discretionary management.

   Under the terms of the Advisory Agreement, the Adviser furnishes continuing investment supervision to the Fund and is responsible for the management of the Fund's portfolio, subject to the overall control of the board of directors of the Fund. Currently, the Adviser has ten professionals (i.e., research analysts and portfolio managers), along with support staff, assigned to the operation of the Fund. Eight of the ten professionals have the CFA (Chartered Financial Analyst) designation and one is a CPA (Certified Public Accountant). The Adviser furnishes, at its own expense, office space, equipment and personnel to the Fund in connection with the performance of its investment management responsibilities, and pays all other expenses incurred by it in connection with managing the assets of the Fund not payable by the Fund's administrator pursuant to the administration agreement. The Advisory Agreement also includes the conditions under which the Fund may use "Duff & Phelps" in its name. For its services the Adviser receives from the Fund a quarterly management fee, payable out of the Fund's assets, at an annual rate of 0.60 of 1% of the average weekly net assets of the Fund up to $1.5 billion and 0.50 of 1% of average weekly net assets in excess of $1.5 billion. For purposes of calculating the management fee, the Fund's net assets are defined as the sum of (i) the aggregate net asset value of the Fund's common stock,
(ii) the aggregate liquidation preference of the Fund's preferred stock and
(iii) the aggregate proceeds of commercial paper issued by the Fund. The management fee paid by the Fund to the Adviser for 2000 was $14,719,244.

   Except for the expenses borne by the Adviser and the Administrator (as described below) pursuant to their respective agreements with the Fund, the Fund pays all expenses incurred in its operations, including, among other things, expenses for legal, accounting and auditing services, taxes, interest, costs of printing and distributing shareholder reports, proxy materials, prospectuses and stock certificates, charges of custodians, registrars, transfer agents, dividend disbursing agents, dividend reinvestment plan agents and remarketing agents, Securities and Exchange Commission fees, fees and expenses of non-interested directors, insurance, brokerage costs, litigation and other extraordinary or non-recurring expenses.

   The Fund is also a party to a service agreement dated May 1, 1998 (the "Service Agreement") with the Adviser and Phoenix Investment Partners. Under the terms of the Service Agreement, Phoenix Investment Partners makes available to the Adviser the services of its employees and various facilities to enable the Adviser to perform certain of its obligations to the Fund. However, the obligation of performance under the Advisory Agreement is solely that of the Adviser, for which Phoenix Investment Partners assumes no responsibility, except as described in the preceding sentence. The Adviser reimburses Phoenix Investment Partners for any costs, direct or indirect, that are fairly attributable to the services performed and the facilities provided by Phoenix Investment Partners under the Service Agreement. The Fund does not pay any fees pursuant to the Service Agreement.

   The Advisory Agreement and the Service Agreement both provide that the Adviser shall not be liable to the Fund or its shareholders for any loss suffered as a consequence of any act or omission of the Adviser or Phoenix Investment Partners, as the case may be, in connection with the respective agreements except by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations under the Advisory Agreement.

   At the annual meeting held on April 29, 1998, the Fund's shareholders approved the Advisory Agreement for a two-year term beginning on May 1, 1998 and ending on April 30, 2000. At a meeting held on October 17, 1997, the Board of Directors of the Fund, including all of the directors who were not interested persons of the Fund or Phoenix Investment Partners in attendance at the meeting voting separately as a class, approved the Service Agreement for a two-year term beginning on May 1, 1998 and ending on April 30, 2000, contingent on the above-referenced approval of the Advisory Agreement by the shareholders of the Fund. Unless earlier terminated as described below, the Advisory Agreement and the Service Agreement may be continued from year to year, if approved annually (i) by a majority of the directors of the Fund who are not interested persons of the

Fund or the Adviser, in the case of the Advisory Agreement, or Phoenix Investment Partners, in the case of the Service Agreement, and (ii) by either the board of directors of the Fund or the holders of a majority of the outstanding shares of the Fund as defined in the 1940 Act. A majority of the outstanding shares of the Fund as defined in the 1940 Act means the following vote of the common stock and the preferred stock voting together as a single class: (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented; or (ii) more than 50% of the outstanding shares. At meetings held on January 26, 2000 and February 23, 2001, the Board of Directors of the Fund, including all of the directors of the Fund who were not interested persons of the Fund or the Adviser, in the case of the Advisory Agreement, or Phoenix Investment Partners, in the case of the Service Agreement, in attendance at the meeting voting separately as a class, voted to continue the Advisory Agreement and the Service Agreement for an additional one-year term. Accordingly, the term of these agreements currently extends to April 30, 2002.

   The Advisory Agreement may be terminated without penalty on 60 days' written notice by any party thereto or by a vote of the shareholders of the Fund and would terminate automatically if it were assigned by any party. If the Advisory Agreement were terminated, shareholder approval would be required to enter into a new agreement. The Service Agreement may be terminated without penalty on 60 days' written notice by any party thereto and would terminate automatically if it were assigned by any party unless a majority of the Fund's board of directors, including a majority of the directors who are not interested persons of the Fund or Phoenix Investment Partners, approves continuation of the Service Agreement.

   The Administrator. J.J.B. Hilliard, W.L. Lyons, Inc. serves as the Fund's administrator (the "Administrator") under an administration agreement (the "Administration Agreement") dated May 1, 1998. The Administrator (together with its predecessors) has been engaged in the investment business as a securities broker-dealer and investment adviser since 1854. It also serves as administrator and investment adviser to Hilliard-Lyons Government Fund, Inc., a money market mutual fund, and Hilliard Lyons Growth Fund, Inc., an open-end mutual fund, and as investment adviser to Senbanc Fund, an open-end mutual fund. The Administrator is a wholly-owned subsidiary of The PNC Financial Services Group, Inc. Its principal address is Hilliard Lyons Center, Louisville, Kentucky 40202.

   Under the terms of the Administration Agreement, the Administrator provides all management and administrative services required in connection with the operation of the Fund not required to be provided by the Adviser pursuant to the Advisory Agreement, as well as the necessary office facilities, equipment and personnel to perform such services. For its services the Administrator receives from the Fund a quarterly fee at annual rates of 0.25 of 1% of the Fund's average weekly net assets up to $100 million, 0.20 of 1% of the Fund's average weekly net assets from $100 million to $1.0 billion, 0.10 of 1% of average weekly net assets in excess of $1.0 billion. For purposes of calculating the administrative fee, the Fund's net assets are defined as the sum of (i) the aggregate net asset value of the Fund's common stock, (ii) the aggregate liquidation preference of the Fund's preferred stock and (iii) the aggregate proceeds of commercial paper issued by the Fund. The total administrative fee paid by the Fund to the Administrator for 2000 was $3,693,849.

   The Administration Agreement provides that the Administrator shall not be liable to the Fund or its shareholders for any loss suffered as a consequence of any act or omission of the Administrator in connection with the agreement except by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations under the agreement.

   At a meeting held on October 17, 1997, the board of directors of the Fund, including all of the directors who were not interested persons of the Fund or the Administrator in attendance at the meeting voting separately as a class, approved the Administration Agreement for a two-year term beginning on May 1, 1998 and ending on April 30, 2000, contingent on approval of the Advisory Agreement by the shareholders of the Fund (which approval was granted at the annual meeting held on April 29, 1998). Unless earlier terminated as described below, the Administration Agreement may be continued from year to year, if approved annually (i) by a majority of the directors of the Fund who are not interested persons of the Fund or the Administrator and (ii) by either the board of directors of the Fund or the holders of a majority of the outstanding shares of the Fund as defined in the 1940 Act. The Administration Agreement may be terminated without penalty on 60 days' written notice by any party thereto or by a vote of the shareholders of the Fund. At meetings held on January 26, 2000 and February 23, 2001, the Board of Directors of the Fund, including all of the directors of the Fund who were not interested persons of the Fund or the Administrator in attendance at the meeting voting separately as a class, voted to continue the Administration Agreement for an additional one-year term. Accordingly, the term of this agreement currently extends to April 30, 2002.

   Officers of the Fund. As noted above under "Election of Directors," Mr. Hansen is Chairman of the Fund. The name, positions with the Fund, principal occupation during the past five years, age at February 1, 2001 and address of each other executive officer of the Fund is set forth below. The officers are elected at the annual meeting of the board of directors.

  Nathan I. Partain, President and Chief Executive Officer, since February 2001 (Executive Vice President, Chief Investment Officer and Assistant Secretary, April 1998-February 2001; Senior Vice President, Chief Investment Officer and Assistant Secretary, January-April 1998; Senior Vice President and Assistant Secretary, January 1997-January 1998)

    Executive Vice President, Duff & Phelps Investment Management Co. since January 1997; Director of Utility Research, Phoenix Investment Partners, Ltd., 1989-1996 (Director of Equity Research, 1993-1996 and Director of Fixed Income Research, 1993); director, Otter Tail Power Company; age 44, 55 East Monroe Street, Chicago, Illinois 60603.

  T. Brooks Beittel, Secretary, Treasurer and Senior Vice President, since January 1995

    Senior Vice President, Duff & Phelps Investment Management Co. since 1993 (Vice President 1987-1993); age 50; 55 East Monroe Street, Chicago, Illinois 60603.

  Michael Schatt, Senior Vice President, since April 1998 (Vice President, January 1997-April 1998)

    Senior Vice President, Duff & Phelps Investment Management Co. since January 1997; Managing Director, Phoenix Investment Partners, Ltd., 1994-1996; Self-employed consultant, 1994; Director of Real Estate Advisory Practice, Coopers & Lybrand, 1990-1994; age 53; 55 East Monroe Street, Chicago, Illinois 60603.

  Joseph C. Curry, Jr., Vice President, since April 1988

    Senior Vice President, J.J.B. Hilliard, W.L. Lyons, Inc. since 1994 (Vice President 1982-1994); Vice President Hilliard Lyons Trust Company; President, Hilliard-Lyons Government Fund, Inc.; Vice President, Treasurer and Secretary, Hilliard Lyons Growth Fund, Inc.; Treasurer, Senbanc Fund; age 56; Hilliard Lyons Center, Louisville, Kentucky 40202.

  Dianna P. Wengler, Assistant Secretary, since April 1988

    Vice President, J.J.B. Hilliard, W.L. Lyons, Inc. since 1990; Vice President, Hilliard-Lyons Government Fund, Inc.; Assistant Secretary, Hilliard Lyons Growth Fund, Inc.; age 40; Hilliard Lyons Center, Louisville, Kentucky 40202.

   Portfolio Transactions. The Adviser has discretion to select brokers and dealers to execute portfolio transactions initiated by the Adviser and to select the markets in which such transactions are to be executed. In executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Adviser is to seek the best combination of net price and execution for the Fund. The Fund ordinarily purchases securities in the primary markets, and in assessing the best net price and execution available to the Fund, the Adviser considers all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis).

   In selecting brokers or dealers to execute particular transactions and in evaluating the best net price and execution available, the Adviser is authorized to consider "brokerage and research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act")), statistical quotations, specifically the quotations necessary to determine the Fund's net asset value, and other information provided to the Fund and/or the Adviser (or their affiliates). The Adviser is also authorized to cause the Fund to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Adviser must determine in good faith, however, that such commission was reasonable in relation to the value of the brokerage and research services provided, viewed in terms of that particular transaction or in terms of all the accounts over which the Adviser exercises investment discretion. The Adviser does not engage brokers whose commissions it believes to be unreasonable in relation to services provided. It is possible that certain of the services received by the Adviser attributable to a particular transaction will benefit one or more other accounts for which investment discretion is exercised by the Adviser.

   The Advisory Agreement requires the Adviser to provide fair and equitable treatment to the Fund in the selection of portfolio investments and the allocation of investment opportunities between the Fund and the Adviser's other investment management clients, but does not obligate the Adviser to give the Fund exclusive or preferential treatment. It is likely that from time to time the Adviser may make similar investment decisions for the Fund and its other clients. In some cases, the simultaneous purchase or sale of the same security by the Fund and another client of the Adviser could have a detrimental effect on the price or volume of the security to be purchased or sold, as far as the Fund is concerned. In other cases, coordination with transactions for other clients and the ability to participate in volume transactions could benefit the Fund.

   Although the Fund purchases securities for investment income or capital appreciation, or both, and not for short-term trading profits, it may dispose of securities without regard to the time they have been held when such action appears advisable to the Adviser.

   During 2000, the Fund paid brokerage commissions aggregating $7,158,821 in connection with its portfolio transactions, not including the gross underwriting spread on securities purchased in underwritten public offerings or the spread in over-the-counter transactions with firms acting as principal.

   Shareholders. The following table shows shares of common stock of the Fund as to which each director, each nominee for director, and all directors and officers of the Fund as a group, had or shared power over voting or disposition at December 31, 2000. The directors and officers of the Fund owned no shares of the Fund's remarketed preferred stock. Shares are held with sole power over voting and disposition except as noted. The shares of common stock held by each of the persons listed below and by all directors and officers as a group represented less than 1% of the outstanding common stock.

                                                                     Shares of
                                                                    common stock
                                                                    ------------
      Wallace B. Behnke (1)........................................     2,709
      Harry J. Bruce...............................................    21,095
      Franklin A. Cole (1).........................................     3,264
      Gordon B. Davidson (2).......................................    22,000
      Robert J. Genetski...........................................         0
      Claire V. Hansen (2).........................................    28,810
      Francis E. Jeffries (2)......................................    95,107
      Nancy Lampton (1)(2).........................................    56,590
      David J. Vitale..............................................     1,000
      Directors and officers as a group (13 persons) (1)(2)........   245,748

--------
(1) Messrs. Behnke and Cole and Ms. Lampton had shared power to vote and/or dispose of 2,709, 3,264 and 50,500, respectively, of the shares listed. The directors and officers had shared power to vote and/or dispose of 61,399, in the aggregate, of the shares listed as owned by the directors and officers as a group.
(2) Messrs. Davidson, Hansen and Jeffries and Ms. Lampton disclaim beneficial ownership of 7,000, 10,020, 7,922 and 51,200, respectively, of the shares listed. The directors and officers disclaim beneficial ownership of 81,068, in the aggregate, of the shares listed as owned by the directors and officers as a group.

   At March 1, 2001, no person was known by the Fund to own beneficially 5% or more of the outstanding shares of the Fund (as determined in accordance with Rule 13d-3 under the 1934 Act).

   Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the 1934 Act requires the Fund's officers and directors, and persons who own more than 10% of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Fund with copies of all Section 16(a) forms they file. With respect to the year 2000, Mr. Schatt reported on a Form 5 one purchase that was required to have been previously reported on a Form 4 and Mr. Vitale was late in filing a Form 3. Other than the foregoing, and based solely on a review of the copies of Section 16(a) forms furnished to the Fund, or written representations that no Forms 5 were required, the Fund believes that during 2000 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

   Report of the Audit Committee. The audit committee is composed of four directors and acts under a written charter adopted by the board of directors on April 25, 2000, a copy of which is attached to this proxy statement as Appendix A. Each of the members of the audit committee is independent as defined in the listing standards of the New York Stock Exchange. In connection with the audit of the Fund's 2000 audited financial statements, the audit committee: (1) reviewed and discussed the Fund's 2000 audited financial statements with management, (2) discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, (3) received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and (4) discussed with the independent public accountants their independence from the Fund and its management. Based on the foregoing reviews and discussions, the audit committee recommended to the board of directors that the financial statements referred to above be included in the Fund's Annual Report to Shareholders for filing with the Securities and Exchange Commission.

                                          The Audit Committee

                                          Wallace B. Behnke, Chairman
                                          Harry J. Bruce
                                          Beryl W. Sprinkel
                                          David J. Vitale

   Solicitation of Proxies. Proxies will be solicited by mail. Proxies may be solicited by Fund personnel personally or by telephone, telegraph or mail, but such persons will not be specially compensated for such services. The Fund will inquire of any record holder known to be a broker, dealer, bank or other nominee as to whether other persons are the beneficial owners of shares held of record by such persons. If so, the Fund will supply additional copies of solicitation materials for forwarding to beneficial owners, and will make reimbursement for reasonable out-of-pocket costs. In addition, the Fund may hire a proxy solicitor to assist the Fund in the solicitation of proxies at a fee of approximately $20,000, plus out-of-pocket expenses.

   Shareholder Proposals. Any shareholder proposal to be considered for inclusion in the Fund's proxy statement and form of proxy for the 2002 annual meeting of shareholders should be received by the Secretary of the Fund no later than November 1, 2001. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the 1934 Act, the Fund may solicit proxies in connection with the 2002 annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Secretary of the Fund does not receive notice by January 15, 2002.

   Annual and Semi-annual Reports. The Fund will provide without charge to any shareholder who so requests, a copy of the Fund's annual report for the year ended December 31, 2000 and the Fund's semi-annual report for the six months ended June 30, 2000. Requests for copies of such reports should be directed to the Administrator at (888) 878-7845 (toll-free).

   General. A list of shareholders entitled to be present and vote at the annual meeting will be available at the offices of the Fund, 55 East Monroe Street, Chicago, Illinois 60603, for inspection by any shareholder during regular business hours for ten days prior to the date of the meeting.

   Failure of a quorum to be present at the annual meeting will necessitate adjournment and will give rise to additional expense.

   All shareholders are requested to sign, date and mail proxies promptly in the return envelope provided.

March 1, 2001

                                  APPENDIX A

                            Audit Committee Charter

              Adopted by the Board of Directors on April 25, 2000

PURPOSE

  . The Audit Committee has been established by the Board of Directors to (1) oversee the Fund's accounting and financial reporting policies and practices and the Fund's internal controls; (2) oversee the quality and objectivity of the Fund's financial statements and the independent audit thereof; and (3) act as a liaison between the Fund's independent auditors and the full Board.

  . The Fund's independent auditors are ultimately accountable to the Audit
    Committee and the full Board, which have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

  . The function of the Audit Committee is oversight; it is management's responsibility to maintain appropriate systems for accounting and internal control and the independent auditors' responsibility to plan and conduct a proper audit.

COMPOSITION

  . The committee shall consist of at least three directors, including a chairman, appointed by the full Board of Directors upon the recommendation of the Nominating Committee.

  . Each member of the Audit Committee shall be "independent" as defined under applicable rules of the Securities and Exchange Commission and New York Stock Exchange, Inc.

  . Each member of the Audit Committee shall have such level of experience and expertise in accounting, financial and related matters, as determined by the Board of Directors, as shall enable him or her to effectively fulfill his or her duties as a member of the Audit Committee and to comply with applicable rules of the Securities and Exchange Commission and New York Stock Exchange, Inc.

RESPONSIBILITIES AND POWERS

  . To carry out its purposes, the Audit Committee shall have the following responsibilities and powers:

 General

  . Meet at least twice a year, or more frequently if circumstances so require.

  . Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the full Board for approval.

  . Meet regularly with representatives of the Fund's Administrator in separate executive session to review and discuss any issues arising from the Administrator's perspective relating to the Fund's accounting and reporting functions.

  . Review with the Fund's counsel any legal matters that the Fund's counsel believes may have a material impact on the Fund's accounting and financial reporting policies or practices.

  . If warranted, institute special investigations and, subject to approval by the full Board, retain special legal counsel or other experts or consultants at the expense of the Fund.

  . Perform such other oversight functions as are assigned by law, the Fund's charter or bylaws or the full Board of Directors.

 Independent Auditors

  . Make recommendations to the full Board regarding the selection of the Fund's independent auditors.

  . Review and discuss with representatives of the independent auditors the proposed arrangements for and scope of each annual and special audit.

  . Review the fees charged by the independent auditors for audit and non-audit services.

  . Evaluate the performance of the Fund's independent auditors and, if deemed appropriate, recommend that the full Board replace the independent auditors.

  . Receive on a periodic basis from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Fund.

  . Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, make a determination with respect thereto and formulate a recommendation to the full Board with respect to that determination.

  . Present to the full Board the Committee's determination and recommendation with respect to the independence of the independent auditors, in order that the full Board may take appropriate action in response thereto.

  . Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  . Review and discuss with the independent auditors the adequacy of the Fund's financial policies, procedures and internal controls.

  . Meet regularly with the independent auditors in separate executive session to review and discuss any problems or difficulties the auditor may have encountered, including any restrictions on the scope of activities or access to required information.

 Financial Statement Review

  . Review and discuss the Fund's audited financial statements with the Fund's management and independent auditors.

  . Review and discuss with the independent auditors the form of opinion the auditors propose to render to the Fund's Board and shareholders on the Fund's financial statements.

  . Review and discuss with the Fund's management and independent auditors any significant financial reporting issues and judgments made in connection with the preparation of the Fund's financial statements and any significant adjustments to such statements recommended to management by the independent auditors.

  . Review major changes to the Fund's auditing and accounting principles or practices as suggested by the Fund's independent auditors or management.

  . Review significant accounting and reporting issues judged to be pertinent to the Fund's operations, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

  . Make recommendations to the full Board regarding inclusion of the Fund's audited financial statements in the Fund's annual report to shareholders.

 Reporting Responsibilities

  . Keep regular minutes of Committee meetings and report the same to the full Board when required.

  . Report to the full Board on the Committee's activities on a regular basis and make such recommendations for action by the full Board as it may deem appropriate.

  . Prepare the report required by the rules of the Securities and Exchange
    Commission to be included in the Fund's annual proxy statement.

                      DUFF & PHELPS UTILITIES INCOME INC.

             PROXY SOLICITED BY MANAGEMENT FROM COMMON SHAREHOLDERS
                    FOR MEETING TO BE HELD ON APRIL 24, 2001

     Wallace B. Behnke, Gordon B. Davidson and Nancy Lampton or any of them, each with full power of substitution, are authorized to vote all shares of common stock of Duff & Phelps Utilities Income Inc. owned by the undersigned at the meeting of shareholders to be held April 24, 2001, and at any adjournment of the meeting. They shall vote in accordance with the instructions set forth on the reverse side hereof.

     If no specific instructions are provided, this proxy will be voted "FOR" proposals 1 and 2 and in the discretion of the proxies upon such other business as may properly come before the meeting.

                                     (Continued and to be signed on other side.)



                                DUFF & PHELPS UTILITIES INCOME INC.
                                P.O. BOX 11435
                                NEW YORK, NY 10203-0435

Your Board of Directors unanimously recommends a vote "FOR" each of the following proposals.

1.   Election of Directors:

FOR all nominees____  WITHHOLD AUTHORITY to vote____  *EXCEPTIONS____
listed below          for all nominees listed below.

Nominees: Franklin A. Cole and Francis E. Jeffries
(INSTRUCTIONS: To withhold authority to vote for either nominee, mark the "Exceptions" box and write the name of that nominee in the space provided below.)

*Exceptions ___________________________________________________________________

2. Ratification of the selection of Arthur Andersen LLP as independent public accountants of the Fund.

FOR____    AGAINST ____    ABSTAIN____

                          Change of Address or
                          Comments Mark Here ____

                          IMPORTANT: Please sign exactly as your name or names appear on the shareholder records of the Fund. If you sign as agent or in any other representative capacity, please state the capacity in which you sign. Where there is more than one owner, each should sign.

                          Dated: __________________________, 2001

                          _______________________________________

                          _______________________________________
                             (Signature(s) of Shareholder(s))

                          Votes must be indicated (x) in Black or Blue ink.

Please Vote, Date, and Sign and Return Promptly in the Enclosed Envelope

                      DUFF & PHELPS UTILITIES INCOME INC.

           PROXY SOLICITED BY MANAGEMENT FROM PREFERRED SHAREHOLDERS
                    FOR MEETING TO BE HELD ON APRIL 24, 2001

  Wallace B. Behnke, Gordon B. Davidson and Nancy Lampton or any of them, each with full power of substitution, are authorized to vote all shares of preferred stock of Duff & Phelps Utilities Income Inc. owned by the undersigned at the meeting of shareholders to be held April 24, 2001, and at any adjournment of the meeting. They shall vote in accordance with the instructions set forth below.

  Your Board of Directors unanimously recommends a vote "FOR" each of the following proposals.

  1. Election of Director: Robert J. Genetski
  FOR_______WITHHOLD_______

  2. Ratification of the selection of Arthur Andersen LLP as independent public accountants of the Fund.
  FOR_______WITHHOLD_______ABSTAIN_______

  If no specific instructions are provided, this proxy will be voted "FOR" proposals 1 and 2 and in the discretion of the proxies upon such other business as may properly come before the meeting.

                                     (Continued and to be signed on other side.)

Dated        , 2001 (please fill in, sign and date this proxy and mail it in the envelope provided.)

                                            -----------------------------------


                                            -----------------------------------
                                             (Signature(s) of Shareholder(s))

                                            IMPORTANT: Please sign exactly as
                                            your name or names appear on the
                                            shareholder records of the Fund.
                                            If you sign as agent or in any
                                            other representative capacity,
                                            please state the capacity in which
                                            you sign. Where there is more than
                                            one owner, each should sign.